Exhibit 3.4

FIRST MORRIS BANK

BY-LAWS

ARTICLE I — STOCKHOLDERS MEETINGS

(a)	The annual meeting of the stockholders shall be held on the third Thursday in March in each year, at a time and place to be designated from time to time by the Board of Directors, at which time directors shall be elected to serve for the ensuing year and to conduct such other business as may properly come before the meeting.

(b)	Notice of annual meetings of the stockholders shall be published one time in a newspaper published in Morris County and circulated in the municipality in which the bank maintains its principal office at least ten (days) before such meeting. In addition, notice of each such annual meeting shall be given to the stockholders not less than ten (10) nor more than thirty (30) days prior thereto, by mail, postage prepaid, addressed to each stockholder at his address as it appears on the books of the bank.

Section 2. Special Meetings

(a)	Special meetings of the stockholders may be called at any time by the President, or the Board of Directors, and shall be called by the president at the written request of the stockholders of not less than one tenth of all shares outstanding with voting rights.

(b)	Notice of a special meeting of stockholders shall be mailed to all stockholders as provided above not less than ten (10) days nor more than thirty (30) days prior thereto specifying the place, day and hour of the meeting and the nature of the business to be transacted.

Section 3. Quorum

(a)	At all meetings of stockholders the presence in person or by proxy of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business.

Section 4. Elections and Voting Rights

(a)	In advance of each meeting of the stockholders of the bank, the Board of Directors shall appoint one or three judges of election who may be stockholders, and who shall perform the duties of such office as prescribed by Section 92 of the Banking Act of 1948. Before entering upon his duties, each judge shall take and subscribe an oath to perform the duties of his office impartially and in good faith.

(b)	The Chairman of the Board of Directors shall preside at and the Secretary shall take or cause to be taken the minutes at all meetings of the stockholders. If either such officer is not present at any meeting of the stockholders, the stockholders may elect a person to preside at such meeting or to act as Secretary of the meeting.

(c)	Each share of stock (with voting rights) shall entitle the registered holder thereof to one vote, with respect to each matter presented at a stockholders meeting, and one vote for each director to be elected. Cumulative voting shall not be allowed.

ARTICLE II — DIRECTORS

Section 1. Composition of Board of Directors

(a)	Subject to the provisions of Article II, Section 1(b) hereof, the number of directors shall be determined by the Board of Directors.

(b)	The Board of Directors, may, between annual meetings of the stockholders, increase the number of directors by not more than two, and may appoint persons to fill the vacancies so created, subject to the limitation, however, that there shall not at any time be more than twenty-five (25) directors.

(c)	The Board of Directors, at its option, may also fill any other vacancy in the Board.

Section 2. Qualifications of Directors

(a)	Each director shall own in good faith and hold in his own name not less than five hundred dollars ($500) par value unpledged shares of the capital stock of the bank.

(b)	Each director before the assumption of any duties as a director shall take and subscribe the oath required by directors by Section 103 of the Banking Act of 1948.

Section 3. Regular Meetings

Regular meetings of the Board of Directors shall be held at such time and location as may be determined by the Board.

(a)	No notice need be given to the Directors of any regular meeting.

Section 4. Special Meetings

Special meetings of the Board of Directors may be called by the Chairman at any time, and shall be called by the Chairman upon the written request of any two directors. Each special meeting shall be held upon not less than 24 hours notice to the Directors.

Section 5.

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. Unless otherwise required by the Banking Act of 1948 or these By-Laws, action taken by a majority of a quorum shall be the action of the Board.

Section 6.

Unless otherwise agreed by a majority vote of the entire Board or Executive Committee (as the case may be), all Board and Executive Committee meetings shall be conducted in accordance with the parliamentary procedure prescribed in the latest edition of the manual known as Roberts’ Rules of Order.

ARTICLE III — OFFICERS

Section 1.

The Directors at a regular meeting of the Board following approval of the Bank’s Charter by the Commissioner and filing of the Certificate of Incorporation with the Secretary of State shall elect a President, Chairman of the Board of Directors and a Vice President from their own number (except that where the Chairman is not also the President, the Vice President may, but need not be a Director). In addition, they shall also elect a Secretary (or cashier) and a Treasurer. Neither of whom need be a Director.

The Directors shall also elect at such meeting such other officers, including additional Vice Presidents, none of whom need be Directors, as they may determine. Thereafter, the directors shall annually elect such officers at the first meeting of the Board of Directors following each annual meeting of the stockholders of the Bank.

Section 2.

The President shall be the Chief Executive Officer of the bank and have general supervision of the affairs of the company. Unless otherwise directed by the Board, all other officers, shall be subject to the authority and supervision of the President. He shall have the general powers and duties of management usually vested in the office of President of the bank.

Section 3.

The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board. He shall have such other duties as may from time to time be determined by the Board.

Section 4.

The Vice President or Vice Presidents shall have such duties as directed by the President or by the Board of Directors.

Section 5.

The Treasurer shall be the accounting officer of the corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or by the Board.

Section 6.

The secretary shall keep or cause to be kept the minutes of all meetings of the stockholders, the Board of Directors, the Executive Committee and any committee which may be created by the Board of Directors or by the stockholders. He shall have charge of the seal of the bank. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President or by the Board.

Section 7.

In the event the Board of Directors elects an assistant treasurer and/or an assistant secretary, such officers shall carry out, respectively, the duties of the treasurer and secretary in the absence of such officers. The assistant treasurer and assistant secretary shall also perform such other duties as directed by the President or by the Board.

ARTICLE IV — COMMITTEES

Section 1. Executive Committees

(a)	The Directors may appoint an Executive Committee of the Board of Directors from among the Directors and consisting of not less than five directors.

(b)	Meetings of the Executive Committee shall be held at the principal office of the Bank at the call of the Chairman or at the call of the President, upon not less than 24 hours notice to the members of the committee.

(c)	The Executive Committee shall have and may exercise such powers as are authorized by law, subject to the provisions of these By-Laws, and any and all amendments hereto.

Section 2. Other Committees

In addition to an Executive Committee, the Directors may appoint a Loan and Investment Committee and such other committees as they deem necessary or desirable. A majority of each committee shall be Directors.

Section 3. The Loan and Discount Committee

The Loan and Discount Committee may be authorized by resolution of the Board of Directors to grant all types and kinds of loans, whether secured or unsecured, to the maximum amounts specified in the resolution, to any one borrower, subject to all pertinent laws and regulations.

(a)	Meetings of the Loan and Discount Committee shall be held at the call of the Chairman of this committee or at the call of the President.

Section 4.

Minutes of all meetings of the Executive Committee and the other committees shall be recorded and reported to the Board of Directors at the next regular meeting of the Board.

ARTICLE V — WAIVERS OF NOTICE

Any notice required by these By-Laws may be waived in writing by any person entitled to notice. The Waiver or Waivers may be executed either before or at the meeting with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice, shall be deemed conclusively to have waived notice of the meeting.

ARTICLE VI — STOCK OF THE COMPANY

Section 1.

The capital stock of the Bank shall be transferable only on the books of the Bank in such manner and under such conditions as provided by law, and only in accordance with terms of organizers’ agreement dated October 11, 1967, as endorsed and amended and as implemented by First Refusal Agreements binding all subsequent incorporators, which imposes restrictions upon transfer of the stock of the bank.

Section 2.

Record date for stockholders entitled to vote at the annual meeting shall be determined by resolutions of the Board of Directors in accordance with Section 96 of the Banking Act of 1948, as amended.

Section 3.

In case a stockholder shall apply for replacement of a lost certificate of the capital stock of the company, the matter shall be referred to the Board of Directors, for their consideration and such action as deemed advisable.

ARTICLE VII — AMENDMENTS TO BY-LAWS

These By-Laws may be altered, amended or repealed by the Board upon approval of a majority of the Directors then in office at any regular or special meeting of the Board; provided, at least two days prior written notice of the intended action shall have been given to the Directors.

Any exercise of this power by the Directors shall be subject to alteration or repeal by the stockholders at any meeting in accordance with Sections 76 and 78 of the Banking Act of 1948.

ARTICLE VIII

WHEREAS it is deemed in the best interest of the FIRST MORRIS BANK that emergency banking measures be adopted in case of a national emergency declared by the President of the United States or the person performing his function, THE BOARD OF DIRECTORS OF FIRST MORRIS BANK hereby adopts the following resolution to provide officer succession in the time of a national emergency:

BE IT RESOLVED, that if, consequent upon such an emergency or in case of a regional or local emergency which impairs the ability of the Board of Directors to function under normal rules and practices, and/or impairs the ability of an officer or any number of the officers of the Board of Directors to perform his or their respective duties, and/or impairs the ability of an officer or any number of the officers of the Bank to perform his or their respective duties the Board of Directors of First Morris Bank hereby adopts the following resolution in amendment of the corporate By-Laws of First Morris Bank to provide succession of Board of Director and of officer authority in the event of such emergency:

BE IT RESOLVED, that if consequent upon such an emergency the Board of Directors of this bank cannot be located and/or brought together by the then acting Head Office in a manner which will enable them to function under normal rules and practices, such as lacking a quorum, then the Directors available and able to perform shall gather together and with those members of senior bank management available and able to perform seated as members of the Board of Directors may act for the full Board by a simple majority vote.

BE IT FURTHER RESOLVED, that if consequent upon such an emergency the Chairman of the Board of Directors of this bank cannot be located and/or brought to attendance by the then acting Head Office or is unable to assume or to continue normal executive duties, then the authority and duties of his office shall without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

(1)	President

(2)	Secretary

(3)	Chairman of the Loan and Investment Committee

(4)	Chairman of the Internal Affairs Committee

BE IT FURTHER RESOLVED, that if consequent upon such an emergency the Secretary of the Board of Directors of this bank cannot be located and/or brought to attendance by the then acting Head Office or is unable to assume or to continue normal executive duties, then the authorities and duties of his office shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

(1)	Chairman of the Board

(2)	President

(3)	Chairman of the Loan and Investment Committee

(4)	Chairman of the Internal Affairs Committee

BE IT FURTHER RESOLVED, that if consequent upon such an emergency the President of the Board of Directors of this bank cannot be located and/or brought to attendance by the then acting Head Office or is unable to assume or to continue normal executive duties, then the authority and duties of his office shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

(1)	Treasurer

(2)	Vice President, Senior Commercial Loan Officer

BE IT FURTHER RESOLVED, that if consequent upon such an emergency the Treasurer of the Board of Directors of this bank cannot be located and/or brought to attendance by the then acting Head Office or is unable to assume or to continue normal executive duties, then the authority and duties of his office shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

(1)	President

(2)	Vice President; Senior Commercial Loan Officer

BE IT FURTHER RESOLVED, that if consequent upon such an emergency one person, upon succession to another office, is holder of two offices simultaneously of which the both offices together hold the authority to render privileged decisions, sign drafts of authorizations, or in any other way transact official business of the bank which is usually dependent upon the act of two separate individuals then the person to whom the higher office has succeeded shall appoint the next qualified successor as stated herein to the lessor of the two offices. If the next qualified successor as stated herein cannot be located and/or brought to attendance by the then acting Head Office or is unable to assume or to continue normal executive duties then the successor to the higher office shall appoint the most qualified available and capable bank officer or director to fulfill the responsibilities of the lessor of the two offices.

Any one of the above persons who in accordance with this resolution assumes the authority and duties of an office which is vacant because of such an emergency shall continue to serve until he resigns, or until a higher named successor shall become available, or until the normally designated or elected office holder shall become available, or until the then constituted Board of Directors shall act to enact measures under this resolution or those other measures which may be deemed necessary at the time.

BE IT FURTHER RESOLVED, that actions taken under this resolution shall be documented in writing and that all officers and/or directors a party or witness or otherwise able to attest to such actions shall do so by signing the written document.

BE IT FURTHER RESOLVED, that anyone dealing with this bank during such an emergency may accept a certification by any three officers and/or directors that a specified individual is acting in any of the above capacities in accordance with this resolution; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of any three officers and/or directors.

RESOLUTION

OF THE BOARD OF DIRECTORS OF

FIRST MORRIS BANK AND TRUST

WHEREAS, the increasing need for time to develop reports after the year end presents a problem when the annual meeting is held on the third Thursday in March as now provided in Article I, Section 1(a) of the By-Laws, and

WHEREAS, the By-Laws in Article VII provide for amendment upon approval of the majority of directors then in office at any regular or special meeting of the Board, provided at least two days prior written notice of the intended action shall have been given to the Directors, and

WHEREAS, rescheduling the annual meeting to the third Thursday in April would provide the time necessary for the reports, and

WHEREAS, the Commissioner may require prior notice of a change in the date of an annual meeting,

NOW, THEREFORE, IT IS RESOLVED by the Board of Directors of First Morris Bank and Trust this 16th day of June, 2005 as follows:

Article I, Section 1(a) is amended to read as follows:

The annual meeting of the stockholders shall be held on the third Thursday of April in each year, at a time and place to be designated from time to time by the Board of Directors, at which time directors shall be elected to serve for the ensuing year and such other business shall be conducted as may properly come before the meeting.

and

IT IS FURTHER RESOLVED that at least two days prior written notice of the foregoing shall have been given to the Directors in accordance with Article VII of said By-Laws, and

IT IS FURTHER RESOLVED, that prior to adoption hereof notice shall have been given to the Commissioner of Banking and the Commissioner shall have given approval or waived the necessity for that approval.

The foregoing Resolution was duly adopted by the Board of Directors of First Morris Bank and Trust following proper notice and was duly approved and/or waived by the Commissioner of Banking.

Dated: June 16, 2005	/s/ Sidney Schlosser
Sidney Schlosser Secretary of the Board First Morris Bank and Trust

RESOLUTION OF THE BOARD OF DIRECTORS OF

FIRST MORRIS BANK AND TRUST

WHEREAS, safeguarding the interests of First Morris Bank and Trust is a priority of the Board of Directors; and

WHEREAS, Article VII of the By-Laws provides for amendment of the By-Laws upon approval of the majority of directors then in office at any regular or special meeting of the Board, provided at least two days prior written notice of the intended action shall have been given to the Directors; and

WHEREAS, the by-laws may provide for the regulation of the affairs of the bank in any manner not inconsistent with banking statutes; and

WHEREAS, at least two days prior written notice of this resolution has been given to the Directors of First Morris Bank and Trust,

NOW, THEREFORE, BE IT RESOLVED by the Board of Directors of First Morris Bank and Trust this 19th day of January, 2006 as follows:

Article II, Section II is amended by adding the following:

(c)	No individual may serve as a director of this Bank if such individual has been subject to a cease and desist or similar order issued against such individual by any federal, state or other agency having jurisdiction over banking or financial service institutions.

(d)	Any individual acting in concert with, or under the control of, a person disqualified under subsection (c) above in seeking to become a director of the Bank shall also be disqualified from serving as a director.

The foregoing Resolution was duly adopted by the Board of Directors of First Morris Bank and Trust following proper notice.

Dated: January 19, 2006	/s/ Sidney Schlosser
Sidney Schlosser Secretary of the Board First Morris Bank and Trust